Loan Agreement and Promissory Note

This Loan Agreement and Promissory Note is made this 1st day of May 2007, by and among Media Sentiment, Inc. a corporation organized under the laws of the State of Nevada (hereinafter known as “BORROWER”) and

Marian Munz
(hereinafter known as “LENDER”).

PROMISSORY NOTE

FOR VALUE RECEIVED, BORROWER, promises to pay to the order of LENDER, the sum of $63,000.00 together with interest at an annual rate of 10% or $6,300.00 for 12 months.
The entire outstanding Loan Amount (including principal and interest) shall be fully paid by BORROWER to LENDER, or any subsequent assignee of this Notes, as follows:

Starting on June 1, 2007 and at any time thereafter, Lender has the option to demand that the Loan Amount (including principal and interest) be paid in cash or , in lieu of cash, Lender may request to be paid in 6,300,000 shares of common stock of Media Sentiment, Inc, as payment in full for all amounts due for principal and interest under the loan agreement. The shares shall be non dilutive with respect to the total of 3,640,440 currently outstanding shares of Media Sentiment, Inc plus the shares resulting from the outstanding note to Tunde Munz-Abraham. Lender understands that the common shares may not be registered; therefore they may not be tradable immediately. If Lender wishes to exercise the option of repayment of the Loan amount in shares, Lender shall inform the company in writing of their decision to exercise the option.

Method of Repayment:
BORROWER shall pay off the loan (including principal and interest) under this agreement by sending a check or stock certificates in case the option to convert is exercised, to:

Marian Munz

529 Buchanan Street, San Francisco, California 94102

If LENDER gives written notice that a different address should be used for making the payment to pay off this loan, BORROWER shall use the new address so given by LENDER.

This Agreement should be interpreted under and governed by the laws of the State of California.

In WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, the BORROWER and LENDER affix their signatures hereto.

BORROWER      LENDER
Media Sentiment, Inc.     Marian Munz

By /s/ Marian Munz      /s/ Marian Munz
Its President and CEO